UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2026

QDRO Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43213	39-3579842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, 9th Floor, #5061

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 957-5901

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	QADRU	The Nasdaq Stock Market LLC

Class A ordinary Shares, par value $0.0001 per share	QADR	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at a price of $11.50 per share	QADRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Ordinary Shares and Warrants

On May 18, 2026, QDRO Acquisition Corp. (the “Company”) announced that, commencing on May 20, 2026, the holders of units issued in its initial public offering (the “Units”), each Unit consisting of one share of Class A Ordinary Shares of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one warrant of the Company (the “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Ordinary Shares for $11.50 per share, may elect to separately trade shares of Class A Ordinary Shares and Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Units not separated will continue to trade on the Nasdaq under the symbol “QADRU.” Shares of Class A Ordinary Shares and the Warrants are expected to trade on the Nasdaq under the symbols “QADR” and “QADRW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Ordinary Shares and Warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QDRO Acquisition Corp.

	By:	/s/ Walter A. Bishop
		Name:	Walter A. Bishop
		Title:	Chief Financial Officer

Dated: May 20, 2026

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